SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) September 28,
                              2004

                         DIASENSE, INC.
     (Exact name of registrant as specified in its charter)


   Pennsylvania                  0-26504                   25-
                             1605848
(State of other jurisdiction   (Commission File Number)      (IRS
                            Employer
                        or incorporation
                       Identification No.)


    2275 Swallow Hill Road, Bldg. 2500; Pittsburgh, PA 15220
    (Address of principal executive offices)       (Zip Code)



                         (412) 279-1059
       Registrant's telephone number, including area code

                         Not Applicable
                 (Former name or former address,
                 if changes since last report.)






[  ]  Written communications pursuant to Rule 425 under the
   Securities Act (17 CFR      230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(B))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On September 24, 2004, we received a letter from Dominion Assets, LLC ("Dominion") demanding immediate payment of the principal sum of $1,954,936 due under a Demand Note. The Demand Note was originally issued by us to BICO, Inc. and was assigned by BICO to Dominion on July 23, 2004. At our request, Dominion agreed to delay its demand for immediate payment in return for securing the debt and applying an interest charge to the outstanding balance until paid.

The Demand Note was amended on September 28, 2004 to (i) secure the debt with our assets including the intellectual property and patents related to the Diasensor non-invasive glucose sensor and 1,470,000 shares of common stock of Diabecore, Inc., (ii) accrue interest on the outstanding principal balance at a rate of eight percent (8%) per annum from the date of the amendment until paid and (iii) provide that Dominion shall make no demand for payment for a 180 day period.

Dominion Assets, LLC owns 11,949,626 shares of our common stock, representing 52% of our outstanding common stock.


                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DIASENSE, INC.


                                             By:  /s/ Anthony
Paterra
                                                  Anthony
Paterra, CEO

DATED:  September 28, 2004